As filed with the Securities and Exchange Commission on April 17, 2003

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                  CARNIVAL PLC
             (Exact name of registrant as specified in its charter)


         ENGLAND AND WALES                                  NONE
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)


                              3655 N.W. 87th Avenue
                            Miami, Florida 33178-2428
                                 (305) 599-2600
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

               Carnival Cruise Lines, Inc. 1987 Stock Option Plan
                   Carnival Corporation 1992 Stock Option Plan
         Carnival Corporation 1993 Outside Directors' Stock Option Plan
             Carnival Corporation 1993 Employee Stock Purchase Plan
          Carnival Corporation 2001 Outside Director Stock Option Plan
                      Carnival Corporation 2002 Stock Plan
                              (Full title of plans)

                               Arnaldo Perez, Esq.
              Senior Vice President, General Counsel and Secretary
                              Carnival Corporation
                              3655 N.W. 87th Avenue
                            Miami, Florida 33178-2428
                     (Name and address of agent for service)

                                 (305) 599-2600
          (Telephone number, including area code, of agent for service)
                                -----------------

                                              CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                                              Proposed Maximum     Proposed Maximum
              Title of                    Amount to be         Offering Price     Aggregate Offering          Amount of
     Securities to be Registered           Registered            Per Share               Price            Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
Carnival plc, special voting share,             1                   N/A                   N/A                  N/A (4)
(pound) 1.00 par value (1)
-------------------------------------------------------------------------------------------------------------------------------
Trust shares of beneficial interest       55,143,012 (5)            N/A                   N/A                  N/A (4)
in the P&O Princess Special Voting
Trust (2) (3)
-------------------------------------------------------------------------------------------------------------------------------

(1) Represents one special voting share of Carnival plc issued to the P&O Princess Special Voting Trust in connection with the dual listed company transaction entered into by Carnival plc and Carnival Corporation.

(2) Represents trust shares of beneficial interest in the P&O Princess Special Voting Trust. In connection with the dual listed company transaction, one trust share is paired with each share of common stock, par value $0.01, of Carnival Corporation ("Carnival Corporation Common Stock") and is not transferable separately from the share of Carnival Corporation Common Stock.

(3) Each of the employee benefit plans of Carnival Corporation described above (collectively, the "Plans") relates to restricted Carnival Corporation Common Stock or stock options exercisable into shares of Carnival Corporation Common Stock. Upon each issuance of shares of Carnival Corporation Common Stock in connection with the Plans, participants will be issued a certificate or certificates representing both the shares of Carnival Corporation Common Stock and an equivalent number of trust shares (which represent a beneficial interest in the special voting share of Carnival plc).

(4) Participants in the Plans will not pay any separate consideration in respect of the trust shares (and the beneficial interest in the special voting share of Carnival plc) and Carnival plc will not receive any cash or other consideration in respect of the trust shares (and the beneficial interest in the special voting share of Carnival plc). Accordingly, no registration fee is payable.

(5) This Registration Statement also relates to such indeterminate number of additional trust shares (and the related beneficial interests in the special voting share of Carnival plc) as may be issuable as a result of stock splits, stock dividends or additional similar transactions with respect to shares of Carnival Corporation Common Stock.

                                EXPLANATORY NOTE

         On April 17, 2003, Carnival plc, formerly known as P&O Princess Cruises plc (the "Company" or the "Registrant"), completed a dual listed company, or "DLC", transaction with Carnival Corporation. As part of the DLC transaction, the Company issued a special voting share and transferred such share to the trustee of the P&O Princess Special Voting Trust, a trust established under the laws of the Cayman Islands. Trust shares of beneficial interest in the P&O Princess Special Voting Trust were transferred to Carnival Corporation. The trust shares represent a beneficial interest in the Carnival plc special voting share. Immediately following the transfer, Carnival Corporation distributed such trust shares by way of a dividend to holders of shares of common stock of Carnival Corporation ("Carnival Corporation Common Stock"). Pursuant to the Pairing Agreement (the "Pairing Agreement"), dated as of April 17, 2003, between Carnival Corporation, The Law Debenture Trust Corporation (Cayman) Limited, as trustee of the P&O Princess Special Voting Trust and SunTrust Bank, as transfer agent, the trust shares of beneficial interest in the P&O Princess Special Voting Trust are paired with, and evidenced by, certificates representing shares of Carnival Corporation Common Stock on a one-for-one basis. In addition, under the Pairing Agreement, when a share of Carnival Corporation Common Stock is issued to a recipient after the closing of the DLC transaction, a paired trust share will be issued at the same time to the same recipient. Each share of Carnival Corporation Common Stock and the paired trust share may not be transferred separately. The Carnival Corporation Common Stock and the trust shares (including the beneficial interest in the Carnival plc special voting share) are listed and trade together on the New York Stock Exchange under the ticker symbol "CCL".

         Upon each issuance of shares of Carnival Corporation Common Stock under the employee benefit plans described on the cover page of this Registration Statement (collectively, the "Plans"), participants will be issued a certificate or certificates representing both the shares of Carnival Corporation Common Stock and an equivalent number of trust shares (which represent a beneficial interest in the special voting share of Carnival plc). Previously, Carnival Corporation filed Registration Statements on Form S-8 to register the issuance of shares of Carnival Corporation Common Stock under the Plans. Carnival plc is filing this registration statement to register the Carnival plc special voting share and the trust shares of beneficial interest in the P&O Princess Special Voting Trust that may be issued in connection with the Plans.

         The Section 10(a) prospectus being delivered by the Company to participants in the Plans, as required by Rule 428 under the Securities Act of 1933, has been prepared in accordance with the requirements of Form S-8 under the Securities Act and relates to shares of Carnival Corporation Common Stock, the trust shares of beneficial interest in the P&O Princess Special Voting Trust, and the Carnival plc special voting share. The information related to the Plans required in the Section 10(a) prospectus is included in documents being maintained and delivered by Carnival Corporation and the Company as required by Rule 428 under the Securities Act. The Company will provide to participants in the Plans a written statement advising them of the availability, without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of Part I of Form S-8.

                                     PART I

                             INFORMATION REQUIRED IN
                          THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION

         Not required to be filed in this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Not required to be filed in this Registration Statement.

                                    PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

         1. The Company's Annual Report on Form 20-F for the fiscal year ended December 31, 2002;

         2. The joint current report on Form 8-K of the Company and Carnival Corporation, filed on April 17, 2003; and

         3. The description of the Carnival plc special voting share and the trust shares of beneficial interest in the P&O Princess Special Voting Trust contained in the Company's Registration Statement on Form 8-A, filed on March 20, 2003 and amended on April 9, 2003 and April 11, 2003.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities registered pursuant to this Registration Statement have been sold or which deregister all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article 288 of the Company's articles of association provides, subject to the provisions of the UK Companies Act 1985, that without prejudice to any indemnity to which a director may otherwise be entitled, every director or other officer of the Company or Carnival Corporation shall be indemnified out of the assets of the Company against any liability incurred by him to the fullest extent permitted by law. Under the UK Companies Act 1985, a UK company is not permitted to indemnify a director or officer of the company (or any person employed by the company as an auditor) against any liability in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company. UK companies, however, may (i) purchase and maintain liability insurance for officers and directors; and (ii) indemnify officers and directors against any liability incurred by him either in defending any proceedings in which judgment is given in his favour or he is acquitted, or in connection with the court granting him relief from liability in the case of honest and reasonable conduct.

         The Company has entered into agreements with each of its directors providing essentially the same indemnities as are described in the Company's articles of association as described above.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         The Exhibit Index is hereby incorporated by reference.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                           (i)      To include any prospectus required by
                  Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on April 17, 2003.


                                   CARNIVAL PLC



                                   By:  /s/ Micky Arison
                                        ---------------------------------------
                                        Micky Arison
                                        Chairman of the Board of Directors and
                                        Chief Executive Officer


         Each of the undersigned directors and officers of Carnival plc hereby severally constitutes and appoints Howard S. Frank, Gerald R. Cahill or Arnaldo Perez, and each of them, as attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         SIGNATURE                      TITLE                           DATE
         ---------                      -----                           ----


/s/ Micky Arison
-----------------------------
    Micky Arison                    Director, Chairman of the     April 17, 2003
                                    Board and Chief Executive
                                    Officer (Principal Executive
                                    Officer)


/s/ Howard S. Frank
-----------------------------
    Howard S. Frank                 Director, Vice-Chairman of    April 17, 2003
                                    the Board and Chief
                                    Operating Officer

         SIGNATURE                      TITLE                           DATE
         ---------                      -----                           ----


/s/ Gerald R. Cahill
-----------------------------
    Gerald R. Cahill                Senior Vice President--       April 17, 2003
                                    Finance and Chief Financial
                                    and Accounting Officer
                                    (Principal Financial Officer
                                    and Principal Accounting
                                    Officer)


/s/ Robert H. Dickinson
-----------------------------
    Robert H. Dickinson             Director                      April 17, 2003


/s/ Pier Luigi Foschi
-----------------------------
    Pier Luigi Foschi               Director                      April 17, 2003


/s/ A. Kirk Lanterman
-----------------------------
    A. Kirk Lanterman               Director                      April 17, 2003


/s/ Peter G. Ratcliffe
-----------------------------
    Peter G. Ratcliffe              Director                      April 17, 2003



-----------------------------
    Stuart Subotnick                Director


/s/ Richard G. Capen, Jr.
-----------------------------
    Richard G. Capen, Jr.           Director                      April 17, 2003


/s/ Arnold W. Donald
-----------------------------
    Arnold W. Donald                Director                      April 17, 2003

         SIGNATURE                      TITLE                           DATE
         ---------                      -----                           ----


/s/ Baroness Hogg
-----------------------------
    Baroness Hogg                   Director                      April 17, 2003



-----------------------------
    Modesto A. Maidique             Director


/s/ Sir John Parker
-----------------------------
    Sir John Parker                 Director                      April 17, 2003



-----------------------------
    Uzi Zucker                      Director

                                  Exhibit Index

EXHIBIT           DESCRIPTION
-------           -----------

4.1 Articles of Association of Carnival plc (incorporated by reference to the joint current report on Form 8-K of the Company and Carnival Corporation, filed on April 17, 2003).

4.2 Memorandum of Association of Carnival plc (incorporated by reference to the joint current report on Form 8-K of the Company and Carnival Corporation, filed on April 17, 2003).

4.3 Voting Trust Deed, dated April 17, 2003, between Carnival Corporation and The Law Debenture Trust Corporation (Cayman) Limited, as trustee (incorporated by reference to the joint current report on Form 8-K of the Company and Carnival Corporation, filed on April 17, 2003).

4.4 Pairing Agreement, dated as of April 17, 2003, between Carnival Corporation, The Law Debenture Trust Corporation (Cayman) Limited, as trustee, and SunTrust Bank, as transfer agent (incorporated by reference to the joint current report on Form 8-K of the Company and Carnival Corporation, filed on April 17, 2003).

4.5 SVE Special Voting Deed, dated as of April 17, 2003, between Carnival Corporation, DLS SVC Limited, P&O Princess Cruises, plc, The Law Debenture Trust Corporation (Cayman) Limited, as trustee, and The Law Debenture Trust Corporation, P.L.C. (incorporated by reference to the joint current report on Form 8-K of the Company and Carnival Corporation, filed on April 17, 2003).

5.1               Opinion of Freshfields Bruckhaus Deringer.

5.2               Opinion of Maples and Calder.

23.1              Consent of Freshfields Bruckhaus Deringer (included with
                  Exhibit 5.1).

23.2              Consent of Maples and Calder (included with Exhibit 5.2).

23.3 Consent of KPMG Audit plc, chartered accountants and registered auditor.

24.1              Powers of Attorney (included on the signature pages hereof).